UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2010 (January 7, 2010)

SKYPEOPLE FRUIT JUICE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-32249	98-0222013
(Commission File Number)	(IRS Employer Identification No.)

16F, National Development Bank Tower , No. 2, Gaoxin 1st Road, Xi’an, China	710075
(Address of Principal Executive Offices)	(Zip Code)

011-86-29-88386415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement

On January 7, 2010, Shaanxi Tianren Organic Food Co., Ltd. (the "Company"), a wholly owned subsidiary of SkyPeople Fruit Juice, Inc., entered into a distribution agreement with Beijing Ni’aode Trading Co., Ltd. (“Ni’aode”) Pursuant to the agreement, Ni’aode is engaged as the general distributor of the Company’s Hedetang-branded fruit juice beverages in the Beijing area.  Under the agreement, Ni’aode is committed to sales of at least RMB 4,200,000 (approximately US$615,114) per month, and RMB 50,400,000 (approximately US$7,381,371) per year of the Company’s Hedetang-branded fruit juice beverages.  The agreement will expire on January 7, 2011.

All dollar amounts above are based on the exchange rate as of January 7, 2010 published by the Federal Reserve Statistical Release.  The foregoing contains certain forward-looking statements, which are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially because of various factors, including without limitation changes in the exchange rate between Chinese yuan and Unites States dollars.

Item 8.01                       Other Events

A press release of January 11, 2010 discussing the distribution agreements with Ni’aode is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01                       Financial Statements and Exhibits

10.01
Distribution Agreement, dated as of January 7, 2010, by and between Beijing Ni’aode Trading Co., Ltd. and Shaanxi Tianren Organic Food Co., Ltd. (The attached exhibit is an English translation of the original agreement which is in Chinese.)

99.1	Press Release dated January 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      January 13, 2010

SKYPEOPLE FRUIT JUICE, INC.

By:       /s/ SPRING LIU
    Spring Liu
                          Chief Financial Officer